Exhibit 4.8
SECOND SUPPLEMENTAL INDENTURE
Second Supplemental Indenture (this “Supplemental Indenture”), dated as of November 1, 2021, among MGNV Holding, LLC and MGNV, LLC (each, a “Guarantor” and collectively, the “Guarantors”), the Authority (as defined in the Indenture referred to herein), the Tribe (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to herein (the “Trustee”).
W I T N E S S E T H:
WHEREAS the Authority has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of October 14, 2016 providing for the issuance of 7.875% Senior Notes due 2024 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances each Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Guarantor shall unconditionally guarantee all of the Authority’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    Indenture Provision Pursuant to Which Guarantee is Given. This Supplemental Indenture is being executed and delivered pursuant to Section 4.20 of the Indenture.
3.    Agreement to Guarantee. Each Guarantor hereby agrees as follows:
(a)    Each Guarantor, jointly and severally with all other Guarantors, if any, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns that:
(i)    the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Authority to the Holders or the Trustee hereunder, under the Notes or under the Indenture will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
(ii)    in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately, in each case to the extent lawful.
Notwithstanding the foregoing, in the event that this Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of each Guarantor under this Supplemental Indenture and its Guarantee shall be limited to such amount as will not, after giving effect thereto, and to all other liabilities of such Guarantor, result in such amount constituting a fraudulent transfer or conveyance.
4.    Execution and Delivery of Guarantees.

(a)    To evidence its Guarantee set forth in this Supplemental Indenture, each Guarantor hereby agrees that this Supplemental Indenture shall be executed on behalf of such Guarantor by an Officer of such Guarantor who has been duly authorized by all requisite corporate actions.
(b)    Notwithstanding the absence of any endorsement or notation of such Guarantee on the Notes, each Guarantor hereby agrees that its Guarantee set forth herein shall remain in full force and effect.
(c)    If an Officer whose signature is on this Supplemental Indenture no longer holds that office at the time the Trustee authenticates any Note, the Guarantee shall be valid nevertheless.
(d)    The delivery of any Note by the Trustee, after the authentication thereof under the Indenture, shall constitute due delivery of the Guarantee set forth in this Supplemental Indenture on behalf of each Guarantor.
(e)    Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, regardless of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Authority, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor in each case to the extent lawful.
(f)    Each Guarantor hereby waives, to the extent lawful, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Authority, any right to require a proceeding first against the Authority, protest, notice and all demands whatsoever and covenants that its Guarantee made pursuant to this Supplemental Indenture will not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.
(g)    If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Supplemental Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, each Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of such Guarantor, the Trustee and the Holders shall continue as though no such proceeding had been instituted.
(h)    Each Guarantor hereby waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Authority or any other Guarantor as a result of any payment by such Guarantor under its Guarantee. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand:
(i)    in each case, to the extent lawful, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of the Guarantee made pursuant to this Supplemental Indenture, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby; and
(ii)    in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee made pursuant to this Supplemental Indenture, in each case to the extent lawful.
(i)    Each Guarantor shall have the right to seek contribution from any other nonpaying Guarantor, if any, so long as the exercise of such right does not impair the rights of the Holders under the Guarantee made pursuant to this Supplemental Indenture.
(j)    Each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of the Indenture or this Guarantee; and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
5.    [Reserved].
6.    Limitations on Management Activities; Waiver of Sovereign Immunity; Dispute Resolution and Consent to Suit. Section 13.01 of the Indenture and all provisions in the Indenture relating to the Authority’s, the Tribe’s and the Guarantors’ waivers of sovereign immunity and rights to resolve disputes in tribal court, as well as all consents and agreements of the Authority, the Tribe and the Guarantors to applicable laws and jurisdictions for the resolution of disputes are hereby incorporated herein with the same force and effect as though set forth at length herein, including Section 13.09 of the Indenture.
7.    New York Law To Govern. The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture.
8.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
9.    Effect Of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

MGNV Holding, LLC
By:    /s/ Carol Anderson
Name:    Carol Anderson
Title:    Treasurer
MGNV, LLC
By:    /s/ Carol Anderson
Name:    Carol Anderson
Title:    Treasurer
Mohegan Tribal Gaming Authority
By:    /s/ Ralph James Gessner, Jr.
Name:    Ralph James Gessner, Jr.
Title:    Chairman of the Management Board
The Mohegan Tribe of Indians of Connecticut
By:    /s/ Ralph James Gessner, Jr.
Name:    Ralph James Gessner, Jr.
Title:    Chairman of the Tribal Council

[Signature Page to Second Supplemental Indenture]

U.S. Bank National Association,
as Trustee
By:    /s/ Laurel Casasanta
Name: Laurel Casasanta
Title: Vice President

[Signature Page to Second Supplemental Indenture]